SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      January 19, 1999
(Date of earliest event reported)  (January 19, 1999)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts                     0-13627       04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          360 Second Ave., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On January 19, 1999, the Registrant issued the following press release:

"Maine and Rhode Island Public Utility Commissions, in Separate Proceedings, Grant CTC Communications Corp's Petition to Strike Down Bell Atlantic's Anti-Competitive Policy

WALTHAM, Mass.--Jan. 19, 1999--CTC Communications Corp. (NASDAQ:CPTL) announced today that in separate decisions, both the Maine Public Utilities Commission and the Rhode Island Public Utilities Commission granted the petitions of CTC for Emergency Relief and ruled that Bell Atlantic must permit the lawful assignment of customer contracts to CTC.

CTC, in its petitions, charged that Bell Atlantic was in violation of the Telecommunications Act of 1996 and applicable state law in wrongfully refusing to process resale orders for customers with contracts, unless the customer paid a termination of service fee to Bell Atlantic.

Both Commissions found that Bell Atlantic's customer termination fee policy was contrary to state law that permits assignment of service contracts. Further, the Rhode Island Commission found that Bell Atlantic's termination penalties were in violation of the Telecommunications Act of 1996 which prohibits restrictions or limitations on resale. Similarly, the Maine Commission found that assignment of contracts is consistent with the Telecommunications Act's public policy on competition. Both Commissions stated that they would issue written orders on these rulings over the next few weeks.

Robert Fabbricatore, Chairman and CEO of CTC stated "The decisions rendered in Maine and Rhode Island constitute important victories, not only for CTC, but for the consumers in those states who will now have freedom of choice without the anti-competitive and monopolistic restraints imposed by Bell Atlantic. It is important to note that in the states where CTC has filed these petitions on customer termination charges, Maine, New Hampshire, Massachusetts, Rhode Island and New York have all struck down Bell Atlantic's anti-competitive restraint. CTC's petition in Vermont is still pending decision by the Vermont Public Service Board."

Mr. Fabbricatore continued, "Bell Atlantic continues to put in place restraints that are clearly aimed at limiting competition and denying customer choice. These restraints exemplify a continuing monopolistic power that runs counter to both the Telecommunications Act of 1996 and an open and competitive marketplace. Consumers deserve freedom of choice and the option of better service at better prices. CTC is firmly committed to continuing its opposition to monopolistic restraints that block competition and deny customer choice."

CTC is a rapidly growing provider of integrated communications solutions to small and medium-sized business customers in the Northeastern U.S. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access, and other advanced data services. The Company markets its services through its 175 member direct sales force located in 25 branch offices throughout Massachusetts, New York, Connecticut,

New Hampshire, Vermont, Rhode Island, Maine, and Maryland. CTC's headquarters is in Waltham, Massachusetts and CTC can be found on the worldwide web at http://.ctcnet.com. Investors seeking information on CTC's transition to facilities-based CLEC strategy are encouraged to review the fiscal second quarter conference call notes from our November 5, 1998 investor conference call on our website.

The statements in this press release that relate to future plans, events or performance are forward-looking. These statements involve risk and uncertainties that could cause actual results to differ materially from those reflected or implied in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT: CTC Communications Corp.
John D. Pittenger, (781) 466-1302
http//www.ctcnet.com"

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)
                                  By: /s/ John D. Pittenger
                                         John D. Pittenger,
                                   Executive Vice President,
                                   Finance and Administration
January 19, 1999